Exhibit 5.1

DLA Piper LLP (US) 555 Mission St. #2400 San Francisco, California 94105 www.dlapiper.com

August 14, 2024

GigCapital7 Corp.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attn: Dr. Avi S. Katz

Registration Statement on Form S-1 (File No. 333-280015)

Ladies and Gentlemen:

We have acted as United States counsel to GigCapital7 Corp., a Cayman Islands exempted company (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of up to 25,000,000 units of the Company, or 28,750,000 units of the Company (collectively the “Public Units”) if the underwriters’ over-allotment option provided for in the form of underwriting agreement between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement (as defined below) is fully exercised, with each Public Unit consisting of one Class A ordinary share, par value $0.0001 per share (each, an “Ordinary Share”), of the Company, and one redeemable warrant (each, a “Public Warrant”), with each whole Public Warrant entitling the holder thereof to purchase one Ordinary Share, pursuant to a Registration Statement on Form S-1 (File No. 333-280015) initially filed by the Company with the Commission on June 6, 2024 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Public Units and the Public Warrants.

In connection with our opinion expressed below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including the following documents:

(i) the form of First Amended and Restated Memorandum and Articles of Association of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the Registration Statement; (iii) the Underwriting Agreement; (iv) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (v) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; and (vi) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement, pursuant to which the Warrants will be issued (the “Warrant Agreement”). With respect to our examination of such documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as reproduced or certified copies, and the authenticity and completeness of the originals of those latter documents. We have also assumed that (1) upon sale and delivery of the Public Units and the Public Warrants, the certificates representing such Public Units and Public Warrants will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the Warrant Agent and duly registered by the registrar, and (2) at the time of execution, countersigning, issuance, and delivery of the Public Units and the Public Warrants, the Warrant Agreement will be a valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms. We have also assumed that the Warrant Agent has the power and authority and the due authorization (corporate, trust, partnership or other) to enter into and perform all its obligations under the Warrant Agreement. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon representations of certain officers of the Company. We have further assumed that each of the documents identified in clauses (i) through (vi) above will be entered into, adopted or filed as appropriate. Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

1. Public Units. The Public Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by the Warrant Agent, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. Public Warrants. The Public Warrants that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Public Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are limited to the internal laws of the State of New York. We do not express any opinion as to the laws of any other jurisdiction, domestic or foreign. We understand that various matters concerning the laws of the Cayman Islands with respect to the Public Units, the Public Warrants and the Ordinary Shares are addressed in the opinion of Harney Westwood & Riegels, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed all such matters.

The opinions in regard to enforceability expressed in paragraphs 1 and 2 of this letter are subject to, and qualified and limited by, (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to any provision of the Public Units or the Public Warrants that: (a) any provision for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

With your consent, we have assumed:

(a) the issuance of Public Units and Public Warrants, and the issuance of the Ordinary Shares of the Company underlying the Public Units and the Public Warrants, have been duly authorized by the Company, and the Underwriting Agreement and the Warrant Agreement have been or will be duly authorized, executed and delivered by the Company and the other parties thereto;

(b) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement and the Warrant Agreement;

(c) each of the Underwriting Agreement and the Warrant Agreement constitutes or will constitute a legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms;

(d) neither (i) the execution and delivery by the Company of the Underwriting Agreement or the Warrant Agreement or the performance by the Company of its obligations thereunder nor (ii) the issuance and sale of the Public Units or Public Warrants: (i) conflicts or will conflict with the First Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(e) that the status of the Public Units and Public Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, other agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities.

We have also assumed that the laws of the Cayman Islands would not impose any requirements or have any consequences relevant to our understanding of such matters that would impact our conclusions with respect thereto.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA PIPER LLP (US)